EXHIBIT 13.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Bonso Electronics International, Inc., a British Virgin Islands international business company (the “Corporation”), does hereby certify, to such officer's knowledge, that:

        The Annual Report on Form 20-F for the year ended March 31, 2018 (the “Form 20-F”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Corporation.
Date:  August 15, 2018

/s/ Albert So
Albert So
Chief Financial Officer, Treasurer and Secretary